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                                                                    EXHIBIT 11.1

                       CALCULATION OF EARNINGS PER SHARE
            FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 1996

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- --------------------------------------------------------------------------------------------------------------------------
                                                      THREE MONTHS      THREE MONTHS         SIX MONTHS       SIX MONTHS
                                                          ENDED             ENDED               ENDED            ENDED
                                                      JUNE 30, 1996     JUNE 30, 1995       JUNE 30, 1996    JUNE 30, 1995
- --------------------------------------------------------------------------------------------------------------------------
Net income . . . . . . . . . . . . . . . . . . . . .    $1,611,917        $  738,606          $2,569,666       $1,488,571
                                                        ==========        ==========          ==========       ==========

Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period  . . . . . . . . . . . . . .     5,445,610         3,361,008           5,444,708        3,356,908

      Common shares issuable upon
          conversion of convertible
          preferred stock
               Primary . . . . . . . . . . . . . . .            --           951,721                              951,721
               Fully diluted . . . . . . . . . . . .            --           951,721                              951,721

      Common shares issuable upon exercise
          of outstanding stock options
               Primary . . . . . . . . . . . . . . .       495,957           235,271             458,815          239,371
               Fully diluted . . . . . . . . . . . .       495,957           235,271             493,595          239,371

      Common and common equivalent shares
          outstanding during the period
               Primary . . . . . . . . . . . . . . .     5,941,567         4,548,000           5,903,523        4,548,000
                                                        ==========        ==========          ==========       ==========
               Fully diluted . . . . . . . . . . . .     5,941,567         4,548,000           5,938,303        4,548,000
                                                        ==========        ==========          ==========       ==========

Earnings per share data
      Net income per common and common
          equivalent shares
               Primary . . . . . . . . . . . . . . .      $   0.27          $   0.16            $   0.44         $   0.33
               Fully diluted . . . . . . . . . . . .      $   0.27          $   0.16            $   0.43         $   0.33
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